EXHIBIT 23.1


                            CONSENT OF KPMG LLP



 The Board of Directors
 Jones Lang LaSalle Incorporated:


 We consent to the use of our reports dated February 15, 1999 with respect to the financial statements of Jones Lang LaSalle Incorporated (formerly LaSalle Partners Incorporated) as of December 31, 1998 and 1997 and for the three-year period ended December 31, 1998 and related financial statement schedule incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.


 /s/ KPMG LLP
 Chicago, Illinois
 March 23, 1999






                            CONSENT OF KPMG LLP



 The Board of Directors
 Jones Lang LaSalle Incorporated:



 We consent to the use of our report dated September 14, 1998, except for note 8 which is as of October 1, 1998 with respect to the combined statements of operations and cash flows of the Compass Companies for the period from January 1, 1997 to June 10, 1997 and our report dated September 21, 1998, except for note 12, which is as of October 31, 1998 with respect to the combined financial statements of the Compass Group as of December 31, 1997 and for the period from June 11, 1997 to December 31, 1997 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.



 /s/ KPMG LLP
 Atlanta, Georgia
 March 23, 1999